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                                                                   Exhibit 21


        The consolidated subsidiaries of the Registrant at March 1, 1996 were as follows:

                                                                 State or Other
                                                                 Jurisdiction of
               Name                          Location             Incorporation

Commerce Bank, National Association          Kansas City, MO       United States

        CB Building Corp.                    Kansas City, MO       Missouri

               Tower Redevelopment
               Corporation                   Kansas City, MO       Missouri

        Twin City Development
        Company, Inc.                        Kansas City, KS       Kansas

Commerce Bank of Joplin,
  National Association                       Joplin, MO            United States

Commerce Bank, National Association          Springfield, MO       United States

Commerce Bank of St. Joseph,
  National Association                       St. Joseph, MO        United States

Commerce Bank, National Association          Columbia, MO          United States

Commerce Bank of Hannibal,
  National Association                       Hannibal, MO          United States

Commerce Bank of Lebanon,
  National Association                       Lebanon, MO           United States

Commerce Bank, National Association          Clayton, MO           United States

        County Realty Corp.                  Clayton, MO           Missouri

        Commerce Brokerage
        Services, Inc.                       Clayton, MO           Missouri

Commerce Bank of Barry County,
  National Association                       Cassville, MO         United States

Commerce Bank of Omaha,
  National Association                       Omaha, NE             United States

Commerce Bank, National Association          Peoria, IL            United States

Commerce Bank, National Association          Hays, KS              United States

Commerce Bank, National Association          Manhattan, KS         United States

Commerce Bank                                Lawrence, KS          Kansas

Commerce Bank                                Bloomington, IL       Illinois

Commerce Bank, National Association          Wichita, KS           United States

        Union Center, Inc.                   Wichita, KS           Kansas

Mid-America Financial Corp.                  Kansas City, MO       Missouri

        Delaware Redevelopment
        Corporation                          Kansas City, MO       Missouri

CBI Insurance Company                        Kansas City, MO       Arizona

Capital for Business, Inc.                   Kansas City, MO       Missouri

Commerce Property and Casualty
  Agency, Inc.                               Kansas City, MO       Missouri

Commerce Mortgage Corp.                      Kansas City, MO       Missouri

CFB Venture Fund I, Inc.                     Clayton, MO           Missouri

CFB Partners, Inc.                           Kansas City, MO       Missouri

CBI-Illinois, Inc.                           Kansas City, MO       Delaware

CBI-Kansas, Inc.                             Kansas City, MO       Kansas

CBI-Central Kansas, Inc.                     Kansas City, MO       Kansas

        UBI Financial Services, Inc.         Wichita, KS           Kansas